As filed with the Securities and Exchange Commission on July 2, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

---“Localized Mobile Broadcasting”---

LMB TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

State of Nevada

(State or jurisdiction of incorporation or organization)

4822, 4899 & 7310

(Primary Standard Industrial Classification Code Number)

90-0347600

(Federal Employer Identification No.)

16335 South Buckner Creek Road

Molino, Oregon 97042

 Telephone: 866.926.5811, Telefax: 866.931.7211

Agent for Service	With a Copy to:

William S. Doran, Sr., Atty. as Law	Daniel R. Anderson, President
1717 East Bell Road, #1	1303 North Division, Suite C
Phoenix, Arizona 85078	Spokane, Washington 99202
Telephone: 602.971.1775	Telephone: 866.926.5811
Telefax: 602.867.7833	Telefax: 866.931.7211

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐                                       Accelerated filer           ☒

Non-accelerated filer   ☐                                       Smaller-reporting filer  ☒

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of securities to be Registered	Dollar Amount To Be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Proceeds from Offering	Amount of Registration Fee
Common Stock 8,000,000 Shares	$400,000	$.05	$ 400,000	$15.72

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (&230..457 of this chapter) relied upon if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457 (o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table.  Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

No exchange or over-the-counter market exists for LMB Technologies, Inc.’s (“LMB”) shares of common stock. There is no market for LMB  shares of common stock. The offering price was arbitrarily established by management and does not reflect market value, assets or any established criteria of valuation.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such section 8(a), may determine.  THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

PROSPECTUS

July 2, 1008

-“Localized Mobile Broadcasting”-

LMB TECHNOLOGIES, INC.

“LMB”, “Issuer” or the “Company”

Title of each Class of Securities to be Registered	Amount to Be Registered	Proposed Offering Price Per Share	Proposed Aggregate Offering Price
Common Stock	Maximum: 8,000,000 No Minimum	$0.05	$400,000 No Minimum

LMB stands for “Localized Mobile Broadcasting”.  LMB may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

•

This is a self-underwritten “best efforts” no minimum offering, which is not underwritten by a registered broker/dealer, of 8,000,000 shares LMB’s common stock, at an offering price of $0.05 per share of common stock.

•

LMB’s President and Director will be the only officer and director selling these shares of common stock, pursuant to Rule 3(a)4-1.  LMB will receive all of the proceeds from the sale of up to 8,000,000 shares. There is no selling commission associated with the sale of these shares of common stock. See “Plan of Distribution”, page 30.

•

All funds derived from this Offering will be deposited into the general account held by LMB under control of the Secretary and Director, Mr. Daniel R. Anderson. All funds received from the sale of the shares of our common stock will be available to LMB for its use in its discretion in developing its business.

•

In the event that the 8,000,000 shares of common stock have not been sold by the Termination Date of June 30, 2009, then any unsold shares of common stock will not be available for sale.  The termination date will not be extended.

•

An investor is not limited to a minimum or maximum amount of shares of common stock to be purchased, pending availability.

•

There is currently no market for LMB shares of common stock.  LMB intends to apply through a registered broker/dealer to list its shares on the OTC Bulletin Board or a regional stock exchange under a symbol to be assigned by the National Association of Securities Dealers, however there is no assurance that LMB will be assigned a symbol to trade its shares of common stock.

•

If we are successful in having our shares of common stock quoted by the NASD on the Over the Counter Bulletin Board (“OTCBB”), sales may be at market prices or negotiated prices.  LMB has not applied for quotation on the OTCBB.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.  An investor should only rely on the information contained in this document.  LMB has not authorized anyone to provide any investor any information that is different.  This document may only be used where it is legal to sell these securities. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 6

TABLE OF CONTENTS

Part I – Information Required in Prospectus

Summary Information, Risk Factors, and Ratio of Earnings to Fixed Charges	6

Use of Proceeds	22

Determination of Offering Price.	25

Dilution	25

Selling Security Holders	26

Plan of Distribution	26

Description of Securities to be Registered	30

Interests of Named Experts and Counsel	31

Information with Respect to the Registrant	31

a. Description of Business	31

b. Description of Property	33

c. Legal Proceedings	34

d. Where Common Equity Securities are Being Offered	34

e. Financial Statements	F-1

f. Selected Financial Data	36

g. Supplementary Financial Information	36

h. Management’s Discussion and Analysis of Financial Condition and Results of Operations	36

i. Changes in and Disagreements with Accountants and Financial Disclosure	38

j. Quantitative and Qualitative Disclosures About Market Risk	38

k. Officers and Directors	38

l. Executive Compensation	42

m. Security Ownership of Certain Beneficial Owners and Management	43

n. Transactions with Related Persons, Promoters and Certain Control Persons	44

Material Changes	44

Incorporation of Certain Information by Reference	44

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	45

Part II – Information Not Required in Prospectus:

Other Expenses of Issuance and Distribution	45

Indemnification of Directors and Officers	46

Recent Sales of Unregistered Securities	47

Exhibits and Financial Statement Schedules	48

Undertakings	48

PART I – INFORMATION REQUIRED IN PROSPECTUS

Item 3.

 Summary Information and Risk Factors and Ratio of Earning to Fixed Charges.

Please note that throughout this prospectus, the words “we”, “our” or “us” refers to LMB Technologies, Inc. (“LMB”), a Nevada corporation.  The LMB tradename, “Magic Marketer” is applied for but not approved for use by the United States Patent and Trademark Office. The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

LMB Technologies, Inc. is a State of Nevada corporation, organized on February 8, 2005. “LMB” are the initials for “Localized Mobile Broadcasting”.  The Company is in the business of marketing, territory development and sales of mobile telephone broadcasting time which sends advertisers’ text messages to cellular telephones in a localized area.  The Company intends to market the advertising service under LMB’s tradename pending “Magic Marketer”.  LMB applied for the tradename “Magic Marketer” on June 26, 2008.  That tradename application, assigned serial number 77509425, is pending with the United States Patent and Trademark Office in Washington, D.C.  LMB’s cellular telephone advertising system is implemented and enabled through established and readily available Blue Toothtm and other similar mobile telephone broadcasting technology providers. LMB purchases the broadcasting time and re-sells to retailers or other advertising users. The retailer’s or other advertiser’s message is sent to cellular telephones by text messaging roaming in the vicinity of the retailer, sporting events, concerts or other locations for product sales, special offers or announcements. This mobile telephone broadcasting technology advertising time is available anywhere there is cellular telephone service coverage. The targeted advertisers are shopping malls, sports arenas, sports fields, concerts, airports and any high traffic locations in need of direct advertisements and/or other notices, such a Public Service Announcements (PSA’s).  LMB’s business model provides for the purchase of Blue Toothtm or similar mobile telephone broadcasting advertising time blocks and the reselling of that advertising time to LMB’s advertising customers.

Management of LMB believes that the majority of its initial business will be conducted in the United States of America and launch in the “technology friendly” Pacific Northwest, particularly in the established test marketing areas of Spokane, Washington. Spokane, Washington has been used for many years by Fortune 500 companies such as Kraft and Safeway because of (i) the demographics of a population of over 800,000 from various cultures in the Spokane Metropolitan area; and (ii) Spokane is geographically isolated from the closest other marketing area thereby allowing for more accurate test marketing results without the advertising “spill in” or “spill out” from other advertising markets, such as Seattle, Washington.

The Company’s growth strategy is to offer two distinct “Magic Marketer” advertising programs which will vary in price dependent upon volume and content of advertisements to be sent through mobile telephone broadcasting cellular telephone technology to cellular telephone users by way of text messages.  The Company intends to target the North American market prior to any expansion into foreign territories, however the Company may simultaneously offer foreign distributorships, with an initial distribution fee and a royalty of sales, payable to the Company quarterly, built into a license and/or distributorship agreement .

In the designated mobile telephone broadcasting technology provider industry, we are a “start up” company. This means that we are involved in the investigation of targeted markets that we believe may have the potential for successful sales and marketing. No commercially exploitable projects have been identified to date and we cannot assure investors that any such advertising sales venues will be found.

We have no revenues, have achieved losses since inception, have no operations, have been issued a “going concern” opinion by our auditors and rely upon the sale of our securities to fund operations.

There is no ratio of earnings to fixed income or projected ration of earning to fixed income as the Corporation has no income as of this date.

Name, Address, and Telephone Number of Registrant

LMB Technologies, Inc.

1303 N Division, Suite C

Spokane, Washington 99202

Telephone: 866.926.5811

Telefax: 866.931.7211

The Offering

Price per share offered	$0.05
Common stock currently outstanding	9,650,000 shares
Common stock offered by the company (minimum)	nil shares
Common Stock offered by the company (maximum)	8,000,000 shares
Common stock to be outstanding after the offering	17,650,000 shares (assuming all shares are sold)

On February 15, 2005, December 31, 2005, 2006 and 2007, there were 100,000 shares of common stock issued for officers and directors services.

In February 1, 2008, there were 2,000,000 shares of common stock were issued to LMB Research & Development, a private European development group, in exchange for the business model of LMB Research & Development pursuant to the process of purchasing and re-selling Blue Toothm or other mobile telephone broadcasting “real-time” cellular advertising time.  The business model provides that retailers and other potential users such as sports arena, county fairs, exhibits, concerts, etc. have a need to advertise directly to the cellular telephone users in the immediate vicinity of the advertiser. These 2,000,000 shares of common stock were valued at the Issuer’s par value of $0.001 and reflected as $2,000 on the Issuer’s financial statements.

The Issuer then sold 7,550,000 restricted shares of common stock to various investors for the cash consideration of $0.01 per restricted share of common stock resulting in $75,500 in investment capital being offered and accepted by the Company in the first quarter ending March 31, 2008.  .

As of March 31, 2008, April 30, 2008 (audit date) and of the date of this filing, LMB had a total of 9,650,000 shares of common stock issued and outstanding.  LMB currently intends to offer up to 8,000,000 shares of its common stock for sale to the public at $0.05 per share for the maximum proceeds of $400,000 in investment capital. This offering is being registered pursuant to this prospectus.

The offering price of this issue was set by taking into account the resultant number of shares in the “float” and our perceived market capitalization. The “float” is the number of shares available to be traded and our market capitalization is the theoretical total worth of the shares of LMB if they were all sold at a specific price at the same time. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs.

The offering will conclude when all of the 8,000,000 shares of our common stock have been sold, the shares of common stock no longer need to be registered to be sold or twelve months from the date of this prospectus. The benefit of any amount of shares sold, up to the 8,000,000 share maximum, will accrue to LMB.

Summary Financial Information

Balance sheets

		December 31, 2007		April 30, 2008

		AUDITED
Cash	$	nil		$623
Total Assets	$	nil		$623

Total Liabilities	$	nil	$	nil
Total Stockholders’ Equity (Deficiency)		$623	$	nil

Statement of Loss and Deficit Accumulated during the Development Stage

From inception March 5, 2007 to December 31, 2007:

		Year ended	Period ended
		December 31, 2007	April 30, 2008

Operating Expenses	$	nil	$94,877
Net Loss	$	nil	$94,877

Risk Factors

Risk factors affecting operating results:

Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. You may lose all or part of your investment in this offering. The trading price of our shares of common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and else where in this prospectus. We caution you to review the cautionary statements set forth in this prospectus.

We are a “development stage” company, have no revenues, an accumulated deficit and may have continued losses for the foreseeable future.

LMB is in the development stage and, to date, has not earned any revenues from operations since its inception on February 8, 2005.  LMB has continued to incur losses of $100 since inception to December 31, 2007 and $94,877 from the period of January 31, 2008 to March 31 2008 and losses of $95,877 to April 30, 2008.  LMB’s principal activities have been organizational and developmental in nature.  LMB has not generated revenues from operations, has incurred expenses and has sustained losses.  In addition, LMB expects to continue to incur operating expenses.  As a result, LMB will need to generate significant revenues to achieve profitability, which may not occur.  LMB expects its operating expenses to increase significantly as a result of the further implementation of LMB’s business plan. LMB has not yet completed developing its website or advertising sales network. LMB’s business may never generate sufficient revenues to meet its expenses or achieve profitability. Even if the Company does achieve profitability, the Company may be unable to sustain or increase profitability on a quarterly or annual basis in the future. It is possible that the Company will never achieve profitability or continue as an operating business.

We have not commenced any significant business operation, have no way to evaluate any prospective business and face a high risk of business failure which could result in a total loss of your investment.

We have not commenced any significant business operations and have no mobile telephone broadcasting advertising customers.  We have no way to evaluate the prospects of our being able to operate our business successfully or whether we will be able to attract advertising customers.  If we are not able to attract advertising customers with the advertising system of text messages to cellular telephones, the investors could lose their entire investment.

We have not earned any revenues to date, never achieved profitability and could continue to incur losses in our business operations, which could cause investors to lose all of their investment.

We were incorporated on February 8, 2005 and subsequent to our organizational activities, we have been researching the mobile telephone broadcasting advertising business.  We have not earned any revenues and we never achieved profitability. If you are considering being an investor you should be aware of the difficulties normally encountered by start up advertising companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of the start-up advertising venues that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the establishing of mobile telephone broadcasting locations and additional costs and expenses that may exceed current estimates for development of a venue. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.  Our current operating funds are less than necessary to complete the development of our business, and therefore we will need to obtain additional financing in order to implement our business plan. As of December 31, 2007, we had cash on hand of $nil.  As of April 30, 2008, we had cash on hand of $623.  Our business plan calls for expenses in connection with the development of the business concept.

We have established “milestones” to be achieved in the implementation of our business plan, which may not be achieved.  In that event, the business could fail and the investor could lose all of the investment.

We have established milestones in the implementation of our business plan. Milestone One is estimated to cost approximately $100,000. The Company has raised $75,500, which it has spent in organizational costs, the implementation of its initial business plan and the creation of this Form S-1 Registration Statement.  The Company is proposing to raise $400,000 to further implement its business plan pursuant to this offering. We may require additional financing in order to complete milestone two activities. The costs of this offering, estimated to be $23,000 are included in the costs of Milestone One.

If we cannot raise funds for the continued development of the localized mobile telephone broadcasting advertising business, we would have to enter into a joint venture business combination, if available, with another party or sell our concepts completely. In the event that the Company cannot raise funds or enter into any successful business combination, then you could lose all or part of your investment in this offering.

We are materially dependent upon our officers and directors and the loss of such officers and directors could result in business delays in the further implementation of our business plan or could result in business failure.

LMB depends specifically upon the continued involvement of Mr. Daniel R. Anderson, the Company’s President and Director and Ms. Katherine Belden, Secretary and Director.  As LMB is a “start-up” or development stage company, the further implementation of the Company’s business plan is dependent on the entrepreneurial skills and direction of management.  The position of the President/Director and Secretary/Director of LMB is to guide and direct the activity and vision of the Company. This direction requires an awareness of the market, the competition, current and future markets and technologies that would allow the Company to continue its operations. The loss or lack of availability of Mr. Daniel R. Anderson and Ms. Katherine Belden would significantly and materially adversely affect LMB’s business and operations.  LMB does not carry “key person” life insurance for Mr. Anderson or Ms. Belden and LMB would be adversely affected by the loss of either of these two key “employees”.  Presently there is no employment agreement with Mr. Daniel Anderson or Ms. Katherine Belden.

The Company’s officers and directors cannot devote adequate time to the Company unless a minimum of 50% of the proceeds in this offering is achieved.

In the event that LMB does not achieve a minimum of 50% of the proceeds of this offering, resulting in the infusion of $200,000, the President and Secretary will not be able to devote adequate time to the Company’s business and operations.  If the sale of 4,000,000 shares of common stock at $0.05 per share of common stock is received and accepted by the Company, then the President will be able to devote approximately 20 hours per week on the Company’s business and operations and the Secretary will be able to devote approximately 6 hours per week to the Company’s business operations.

Because our executive officers have only experience in non-similar business ventures and do not have formal training specific to the advertising programs and/or technicalities of mobile telephone broadcasting technology and the related advertising and marketing industry, there is a higher risk our business will fail.

Mr. Daniel R. Anderson, our President and Director has designed policy and structure for Symphonic Performances, Ltd., a highly diversified telecommunication company with a very unique working environment.  While this experience is in the telecommunications industry, this experience is not similar to mobile telephone broadcasting for cellular telephones and advertising by way of mobile telephone broadcasting.  Mr. Anderson also does not have any experience in the advertising industry.

Ms. Katherine Belden is a marketing specialist and has successfully managed the opening of over 80 new retail stores, however Ms. Belden has not worked specifically in the mobile telephone broadcasting industry and its related advertising technology.  Because of the lack of specific training in the mobile telephone broadcasting industry, there is a higher risk that our business will fail.

Our offering is being conducted on a “self underwriting” basis and we may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in this offering

Our President and Director, Mr. Daniel R. Anderson, is selling this offering on a “self underwriting” basis. This means that no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and may be undercapitalized. We may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in this offering.

We currently anticipate that the maximum proceeds from the offering ($400,000), together with available funds, will be sufficient to meet our anticipated needs for at least the next 12 months.  Partially reduced proceeds will be sufficient to implement our business plan on a more limited basis. The shares of common stock being sold for the Company by the Company’s President and Director, Mr. Daniel R. Anderson, in a self-underwritten public offering of 8,000,000 shares of common stock on a best efforts basis with no minimum.  No individual or firm is committed to purchase or take any of the shares of common stock.  There is no assurance that any portion of the shares of common stock will be sold. If no shares of common stock are sold under this offering we will not be able to meet our working capital needs for the next twelve months.

All funds generated from the sale of the Company’s shares are immediately available to the Company, are not escrowed to achieve a certain minimum amount of funds, and may cause the investor to lose the entire investment if sufficient shares of common stock are not sold to implement the business plan in a meaningful way.

Any funds derived from the offering will become immediately available to the Company. This means your investment will not be returned. Although we have estimated that reduced proceeds together with available funds should be sufficient to implement our business plan, we may not have estimated correctly and may need to make other adjustments to our proposed use of proceeds pursuant to our business plan.  Additionally, we may not achieve enough sales of common stock to implement the business plan in any meaningful way, which could cause the investor to lose the entire investment.

The Company may require additional financing to successfully implement its business plan and such additional financing may not be on favorable terms to the Company or available at all.  In the event that the Company sells additional shares of common stock, the investor will experience dilution in the investment in the Company and could lose the entire investment.

Even assuming maximum amount of shares sold by the Company in this offering and the proceeds are received by the Company, we may not succeed in generating revenues from operations in the next twelve months.  We may require additional funding which may not be available when needed.  If we are able to raise additional funds and we do so by issuing equity securities, you will experience dilution and perhaps significant dilution of your ownership interest and holders of these securities may have rights senior to those of the holders of our common stock.

LMB’s ability to sustain a presence in the mobile telephone broadcasting advertising industry is dependent upon the Company’s ability to secure initial financing and allocate sufficient funds required to support the Company’s sales and marketing activity.  Additional and continued financing may not be available on favorable terms or at all. If the Company raises additional funds by selling shares of common or preferred stock, the percentage ownership of the Company’s then current stockholders will be reduced. If the Company cannot raise adequate funds to satisfy its capital requirements, the Company may have to limit its operations significantly. The Company’s ability to raise additional funds may diminish if the public equity markets become less supportive of the mobile telephone broadcasting advertising industry.

If we obtain additional financing by issuing debt securities, the terms of these securities could limit our flexibility in making business decisions.  Failure to achieve maximum proceeds in this offering and/or the need for additional future financing could reduce the value of your investment. You should read the discussions under "Use of Proceeds" and "Management’s Discussion and Analysis or Plan of Operation” to further evaluate the risks associated with insufficient funding.  In the event that the Company is not adequately funded, the investor could experience dilution in his investment or lose the investment entirely.

Our auditor’s report has a “going concern” qualification.

The Company’s independent auditor’s report on the Company’s financial statements includes an explanatory paragraph in that states: “The Company does not have sufficient working capital for its planned activity and to service its debt which raises substantial doubt about its ability to continue as a going concern. As discussed in Note 5 to the financial statements, LMB Technologies, Inc. is engaged in new operations and the ability to continue to exist as a going concern relies on the company’s ability to obtain adequate financing and to generate sufficient sales.”

We are dependent upon this offering to commence meaningful business operations.  In the event that the Company does not achieve the sale of a minimum of 50% of its shares of common stock offered, then the Company will not be able to commence meaningful business and the investor may lose the entire investment.

LMB is dependent upon obtaining a minimum of 50% of the proceeds ($200,000) from this offering to commence any meaningful business operations.  The Company must have sufficient working capital to be able to commence and sustain its business operations for the first 12 months. It is highly unlikely that the Company will be able to continue any meaningful business operations unless the Company is successful in financing of operations by way of the minimum sale of 50% of the shares of common stock in this offering.  In the event that the Company does not achieve the sale of 50% of the shares of common stock through this offering then the investor may lose the entire investment.

Our officers and directors may be exposed to potential business conflicts which may result in a loss of time and effort for the Company. In that event, that could result in a loss of revenue and a potential loss of the entire investment.

There also exists potential business conflicts, including among other things, time, effort and corporate opportunity involved with participation in other business entities. We have no agreements with our officers and directors as to how they will allocate either their time to the Company or how they will handle corporate opportunities.  At this time, our officers and directors are not involved with a business which would benefit from the same type of corporate opportunity as LMB, however investors must be informed that a potential business conflict may occur which would result in a loss of revenue and may result in the loss of the entire investment.

We may incur problems in the sales and marketing of our mobile telephone broadcasting sales system under the pending tradename “Magic Marketer”, which could result in lack of product sales, business delays and the future economic viability of the Company.

Potential investors should be aware of the problems, delays, expenses, difficulties, and risks encountered by a development stage advertising company using mobile telephone broadcasting technology to advertising to cellular telephone by way of text messages.  The Company is dependent upon mobile telephone broadcasting time providers in a rapidly changing technology and cellular telephone industry, dependent on economic conditions, social trends, availability of qualified personnel and advertising sources and other factors that are beyond the control of the Company.  If the mobile telephone broadcasting advertising time is not wholesaled to the Company, then the Company cannot sell the advertising service to customers. If the Company cannot market this “real time” cellular text message advertising to customers, then the Company will suffer lack of product sales and business delays. These risks are the anticipated and unanticipated problems relating to the mobile telephone broadcasting and marketing industry.

All or some of these risks are inherent in the mobile telephone broadcasting time provider business, such as Blue Toothtm, and could result in the lack of sales and the overall potential success of LMB’s business plan and business operations.

We may encounter overall marketing resistance for our cellular telephone text messaging system, the proposed “Magic Marketer”, which could result in lack of product sales and business losses for the Company.

LMB may encounter resistance in the developing and marketing of LMB’s Blue Toothtm  technology dependent marketing device known as “Magic Marketer”.  The Blue Toothtm  cellular sales of “real time” industry is relatively new and is presently confined mainly to organized multi-national computer and cellular corporations, which are well established and well financed. LMB could experience a lack of sales to targeted markets and distributors if those entities are unable to accept the LMB’s advertising format and marketing strategy.  LMB may also fail to develop an acceptable level of product sales to the targeted markets and to projected distributors.

We are in the early stages of mobile telephone broadcasting and marketing  technology development with established industry infrastructure which could result in a lack of product sales and have a material adverse affect on the overall business operations.

The general mobile telephone broadcasting industry is a relatively new concept with several dominant multi-national leaders, primarily in the multi-national and national computer and cellular telephone companies.  Potential sales of the LMB’s segmented advertising time on cellular telephone by location designated text messages could be negatively impacted by the multi-national corporations such as T-Mobile, AT&T, etc. if those companies chose to directly compete with the Company.  The Company is in the early stages of development of an industry that is evolving rapidly, and is characterized by an increasing number of market entrants who have introduced, or are developing similar or competing products.  As is typical of a new and rapidly evolving industry, the demand and market acceptance for recently introduced localized cellular telephone messaging advertising is subject to a certain level of consumer trends which could be reflected in the market acceptance of the cellular messaging advertising concept.  This may have an overall adverse affect on the business operations.

We are subject to and dependent upon the rapid and significant changes in the overall technology of the mobile telephone broadcasting and marketing industry and we may not have the resources to adapt to such changes to continue our reselling of the mobile broadcasting to cellular telephones advertising time.

The mobile telephone broadcasting and marketing industry for advertising to local cellular telephones is subject to rapid and significant changes due to technological, governmental, economic and social trends.  LMB may not be able to adjust to such changes in a timely manner, or at all, which would adversely affect the overall potential cellular messaging advertising sales for the Company.  Such rapid change may, in a very short period of time, impose additional, unforeseen costs to LMB, in that LMB may be required to modify its product line to adapt to such changes.  LMB may not be able to successfully modify its products for the continued sale of the advertising and marketing system of localized text messages to cellular telephones.

We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant and could adversely materially affect the business and future operations.

Results of LMB’s operations will depend upon certain markets being accessible to the LMB’s management, some of which are beyond LMB’s control.  This may result in the significant fluctuations in revenue from quarter to quarter based on several factors which could adversely materially affect the business and future operations.

We may not be able to identify any commercially viable markets for future franchise sales suitable to our franchise program or be timely in the entrance to those markets, which would result in a lack of revenues and the potential of the investor losing the entire investment.

Although management believes we can identify and obtain several suitable designated marketing areas in which to implement our marketing efforts, there may not be any commercially viable markets that we can readily enter in the projected North American marketplace. Other corporate groups and interested parties may also be pursuing similar opportunities in the same potentially profitable market locations. By the time we have received appropriate financing, the most potentially profitable markets may have been saturated with competitive mobile broadcasting advertising products. We may not be able to compete successfully or achieve profits in any of the potentially profitable mobile telephone broadcasting advertising market.

Our competition is medium to large sized companies which may be able to use their financial strength to dominate the market which would materially adversely affect the Company’s ability to compete effectively, which could result in a loss of revenues and a potential loss of the investors entire investment.

The market for all mobile telephone broadcasting services for advertising text messages to cellular telephones is potentially highly competitive and rapidly evolving, resulting in a dynamic competitive environment with several dominant national and multi-national leaders.  LMB will have to compete with companies that have substantially greater financial, marketing, technical and human resources capabilities. In addition, new companies may enter the market with new products and services that may be competitive with our “Magic Marketer” and services offered or to be offered by LMB. Because there are potential entrants to the general and segmented mobile telephone broadcasting advertising and marketing industry, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future.  It is also difficult to discern whether an existing product is competitive with LMB’s “Magic Marketer”. Competitive factors in the general and segmented mobile telephone broadcasting marketing industry include product quality, marketing and distribution resources, customer service and support and price of product.  LMB expects competition to persist and intensify in the future.

Most of LMB’s competitors are much larger companies than LMB, are very well capitalized and can utilize their strong market share for further growth that may impede the Company’s ability to generate enough sales to cover the costs of marketing the advertising system. Several of the Company’s potential competitors have longer operating histories, greater name recognition, larger advertising customer bases and significantly greater financial, technical and marketing resources than LMB.  Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential advertising customers.  In addition, many of LMB’s current or potential competitors have broad distribution channels for potential advertising customers.  It is possible that LMB will not be able to compete effectively with current or future competitors resulting in a loss of business or entire business failure, which could result in an investor losing the entire investment.

We have not selected the mobile telephone broadcasting provider and are subject to start-up and development delays in the business operations which would adversely affect the viability of the business, which would result in overall losses for the Company.

The Company has not sourced the mobile telephone broadcasting real time provider so the Company is subject to start-up and development delays for the LMB “Magic Marketer”.  Due to our lack of financial resources and personnel, we could encounter several delays in getting the advertising system to the advertising customers.  Such delays would result in overall losses for the Company.

We may need additional personnel that could cause delays in the further implementation of the Company’s business plan, which could result in business delays and lost potential revenue.

The ability to further implement the LMB’s business plan, of which the essential elements are research and development and sales and marketing activities, will depend upon LMB’s ability to hire and retain senior and middle level, highly-skilled individuals.  Such individuals must be experienced in the operation of certain aspects of LMB’s business. The additional personnel required will include research, marketing, accounting and business development experts and a sales and marketing team.  Competition for such personnel is intense and it is possible that LMB will not be successful in attracting and retaining qualified personnel. LMB’s potential failure to attract and retain such additional personnel would slow down the further implementation of the Company’s business plan and strategies that LMB intends to develop, which could result in business delays and lost potential revenue.

We may not be able to manage growth which could result in delays in business operations, which may result in a loss of sufficient revenues.

In the event that there is acceptance for the mobile telephone broadcasting advertising system, the “Magic Marketer” by advertising customers and advertising distributors, management of LMB anticipates that it will potentially be required to expand its operations to address such market demand.  In addition, LMB anticipates hiring a sales and marketing person following the completion of the Company receiving and accepting a minimum of 50% of the proceeds of this offering. It is possible that such minimal expansion will not be successfully completed, that such expansion will not enable LMB to generate sufficient revenues, or that LMB will not be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of LMB’s existing and potential competitors. LMB’s potential growth and the integration of operations are expected to place a significant strain on LMB’s managerial, operational and financial resources. The inability of LMB to promptly address and respond to these circumstances could have a material adverse effect on LMB ’s overall business, which may result in a loss of sufficient revenues.

We may enter into potential business combinations that could be difficult to integrate and may disrupt business operations, resulting in a loss of revenues and potential future business.

LMB’s management believes that the business plan is ideal and conducive to business combinations such as joint venture advertising partnerships and other potential business combinations in the computer and cellular telephones marketing and other synergized industries. LMB may also seek foreign entities for the distribution of the “Magic Marketer” advertising system in the Far East and other specific locations outside of North America. There may be a number of potential business combinations with direct manufacturers and product and advertising distributors.  LMB may wish to acquire or enter into certain business combinations which may be difficult to integrate into its current business model.  Such business combinations may disrupt business operations, resulting in a loss of revenues and potential future business.

We may not be able to secure mobile telephone broadcasting time for advertising to cellular telephone in a timely manner or at all.  We are totally dependent on an unrelated third party for our advertising time inventory and if we cannot secure inventory, we have no product to sell and the business will fail.

LMB is completely dependent on the mobile telephone broadcasting time from Blue Toothtm and other similar mobile telephone broadcasting provides for the “real-time” advertising time for cellular telephone text messages. In the event that the mobile telephone broadcasting time providers are unable to provide LMB with advertising time block for re-sale to the Company’s advertising customers, the business will fail.  If LMB cannot secure the advertising time blocks, then the Company will have no inventory to sell and the business will fail.

We cannot be assured that the mobile telephone broadcasting time provided will not sell to competitors for a lower price or proceed to directly market in North America and elsewhere by way of their own sales agents.  If this occurs, then it is unlikely that LMB can compete successful with the mobile telephone broadcasting time provider’s sales agents who market the advertising time directly to advertising customers.  This lack of ability to successfully market the “Magic Marketer” advertising system would result in business losses to the Company.

LMB does not have a mobile telephone broadcasting provider agreement and cannot be assured that when, as and if the Company obtains its required financing that the Company will be able to purchase the mobile telephone broadcasting time blocks for re-sale to its potential advertising customers. Those mobile telephone broadcasting providers may elect to market their own advertising program. LMB cannot control the entry of a similar advertising program with the mobile telephone broadcasting time providers own agents.  In the event that the mobile telephone broadcasting providers chose to market the advertising system and time through implemented sales organizations, then the Company would find it difficult to compete with a sales arm of the mobile telephone broadcasting time providers in a competitive manner. This lack of ability to successfully market the “Magic Marketer” advertising system would result in business losses to the Company.

We do not have control over the mobile telephone broadcasting time provider for the continued supply of advertising time “blocks” on a scheduled basis or at all, which would result in consumer complaints and a lack of business viability.

Upon the initial implementation of the “Magic Marketer” advertising system, LMB would be required to continue with a supply of advertising time to their advertising customers. LMB may not be the recipient of a continued supply of advertising time “blocks” for advertising customers on a scheduled basis or at all.  This lack of advertising time blocks would severely impact the viability of the Company’s business.  There is no assurance that LMB will be able to obtain those advertising time blocks on an initial or ongoing basis. Such lack of control in the providing of mobile telephone broadcasting advertising time would result in customer complaints and lack of business viability.

Risks Related to Offering:

If we only receive a minimal amount from the offering, will not be able to further implement its business plan in any meaningful way.

Should LMB only receive the minimum proceeds of 10%, resulting in $40,000 being infused into the Company from this offering, LMB would only be able to pay the offering costs of $23,000, apply for a listing through a registered broker/dealer on the OTC Bulletin Board and have the balance for general corporate expense.  LMB could not further implement its business plan and commence operations in a meaningful way.  If LMB receives 50% of the offering, that will be sufficient to operate the Company for the first twelve months of operation.

We do not have a minimum amount on the offering and all funds received and accepted by LMB will be deposited to the general company account to be used for the development of the Company’s business plan, which could result in a total loss to the investor.

There is no minimum amount of shares to be sold through this offering so any amount paid for shares of common stock may not be sufficient to implement the Company’s business plan in any meaningful way which would result in a total loss to the investor.

The provider of the Company’s business model currently owns 20.725% of the shares of common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment.

As of April 30, 2008 and as of the date of this registration statement, LMB’s provider of the business model, LMB Research & Development, beneficially own 2,000,000 shares of the 9,650,000 (20.725%) of the shares of LMB ’s outstanding common stock.  In the event that all of the 8,000,000 shares of common stock are sold through this offering, LMB ’s business model provider would then own 2,000,000 out of the 17,650,000 shares (11.33%) of the then LMB ’s total issued and outstanding shares of common stock.  As a result, the business model provider is able to potentially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.  This beneficial ownership and potential effective control on all matters relating to the business and operations of the Company could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors.  Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of business of the Company.  This lack of shareholder control could cause the investor to lose all or part of the investment.

Our offering of the shares of common stock will cause immediate substantial dilution to the current shareholders.

Upon completion of this offering, purchasers of the shares of common stock offered hereby will experience immediate and substantial dilution of the net tangible book value of their investment in the Company as additional shares offered are sold.  For example, if an investor purchases shares in the beginning of the sale of the shares of common stock he or she will own a greater percentage of the issued and outstanding shares of common stock in the Company than when more investors purchase shares of common stock.  As more shares of common stock are purchased that dilution is increased as there are then more shares of common stock issued and outstanding.  See “Dilution Table” on page 28.

We have the ability to issue preferred stock which could adversely materially affect the rights of the common shareholder.

LMB’s Board of Directors has the ability to potentially issue up to 10,000,000 shares of preferred stock, with a par value of $0.001, in one or more series and to determine the number of shares in each series, as well as the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of LMB.  The issuance of shares of preferred stock could carry a conversion value to convert to a substantial amount of shares of common stock that could substantially dilute the investors share position in the Company.

We expect to issue additional shares of common stock and these future sales of shares of common stock by the Company’s existing stockholders could adversely affect the Company’s stock price and dilution of an investor’s stock position. Our issuance of additional shares may have the effect of diluting the interest of shareholders; our common stock shareholders do not have preemptive rights

Any additional issuances of common stock by us from our authorized but unissued shares will have the effect of diluting the percentage interest of existing shareholders. Out of our 250,000,000 authorized common shares, 240,350,000 shares of common stock, which represents 97.4% of the Company authorized common share capital, remains unissued.  When, as and if all of the 8,000,000 shares of common stock offered in this Prospectus are sold, then there will be 232,350,000 shares of common stock, which represents 94% of the Company’s authorized share capital, that will remain unissued. All 10,000,000 of our authorized preferred shares remain unissued. The Board of Directors has the power to issue shares of common stock and shares of preferred stock without shareholder approval, as long as the share issuances are for non-related parties and are “arms-length” transactions. We fully intend to issue additional shares of common stock or preferred shares which may granted rights and preferences that are greater than those of the shares of common stock being offered pursuant to this prospectus in order to raise capital to fund our business operations and to meet our growth objectives.

Investors purchasing shares of common stock in this offering will incur immediate and substantial dilution in their investments. The initial public offering price per share of common stock will exceed our net tangible book value per share of common stock. See "Dilution" Part I, Item 6, for a calculation of the extent to which your investment will be diluted. The offering price of $0.05 per share of common stock is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution to $02.27 per share if the maximum offering is completed. This dilution is due to earlier investors in our company having paid substantially less than the offering price when they purchased their shares. In addition, the most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of shares will result in dilution to investors participating in this offering and to existing shareholders, which may result in a decrease in the price of our shares of common stock and the loss of part or all of your investment in this offering.

If we need additional capital to fund initial losses or for business expansion it may not be available to us; accordingly, an inability to raise additional funds would limit growth opportunities and may result in our inability to continue in business.

Our current budget contemplates that the anticipated proceeds from the offering will provide working capital of $400,000 will be sufficient to meet our anticipated needs for at least the next 12 months. Because we expect to generate losses for the first several months after start up of our first project, income from our operations may not be sufficient to meet our needs after that period. Nor do we anticipate that revenues from operations, if any, would be sufficient to promote any expansion of additional projects or development contracts. We may seek to raise additional funds in the future in order to fund any growth, more aggressive marketing programs or the establishment of complementary businesses.  In addition, if we have not estimated our current funding needs accurately, we may be required to solicit additional funds. Obtaining additional financing will be subject to a number of factors including:

*  market and economic conditions;

*  our financial condition and operating performance;

*  investors desires.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us.  Also, if we obtain additional financing, your interest could be further diluted. Please see "Dilution" Part I, Item 6.

As of the date of the filing, LMB has 9,650,000 issued and outstanding shares of common stock. LMB is offering a maximum of 8,000,000 shares of common stock.  Even if LMB  received the maximum proceeds from the sale of the 8,000,000 shares of common stock, the Company may need to raise additional capital, which may result in the issuance of additional shares of common stock, or debt instruments. Shares of common stock or preferred stock may be issued under an available exemption, a latter registration statement, or both. When, as and if additional shares of common stock or preferred stock are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of the Company’s shares of common stock to drop.  These factors could also make it more difficult to raise funds through future offerings of the LMB’s shares of common stock.

The remaining shares of common stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144, a substantial amount of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act. See “Holders of our Common Stock”, page 39.  Sales of substantial amounts of shares of common stock in the public market, or the perception that such sales will occur, could have a material negative effect on the potential market price of the Company’s shares of common stock. This potential problem would be exacerbated if the Company further issues restricted shares of common stock in exchange for equipment and services, which would cause further dilution. The issuance of restricted shares of common stock is determined by LMB’s Board of Directors and does not need shareholder approval. The potential issuance of additional shares of common stock could adversely affect the price of the Company’s shares of common stock and cause further dilution of the investor’s stock position.

Our directors have limited liability and therefore cannot be held liable for monetary damages.

Under the laws of the State of Nevada and LMB’s Articles of Incorporation and Bylaws, the directors cannot be held liable to the Company or to the stockholders for monetary damages for breach of fiduciary duties except under certain circumstances. These circumstances would include any unlawful acts under the laws of the State of Nevada or unlawful or fraudulent acts conducted in the normal course of business.  In the event that the officers and directors have committed any unlawful securities violations then the officers and directors are subject to civil and/or criminal enforcement.

We may not be able to list or maintain a trading market for its shares of common stock which could materially adversely affect the shareholders.

The trading in the LMB’s shares of common stock is dependent upon the sponsorship of a license NASD broker/dealer and submission and acceptance by the NASD and a listing on the OTC Bulletin Board, operated by the NASD.  Said trading is dependent upon LMB continuing to be able to comply with Rule 6530 of the NASD, which requires us to file reports as set forth in the Securities Exchange Act of 1934.  Because the Company may not be able to obtain or maintain a listing on the OTC Bulletin Board or other regulated exchange, the Company’s shares of common stock may be difficult or impossible to sell.

Our shares of common stock are a "penny stock," and compliance with requirements for dealing in “penny stocks” may make it difficult for holders of the Company’s shares of common stock to resell their shares of common stock.

Currently there is no public market for LMB ’s shares of common stock.  If the shares of common stock are listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, the Company’s shares of common stock if traded, will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934.  Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these investors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of the Company’s shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company’s shares of common stock.  “Penny stocks” are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange;

Penny stocks are also stocks that are issued by companies with: net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

Our shareholders may find it more difficult to sell their shares of common stock because the Company is not, and may never be, eligible for NASDAQ or any National Stock Exchange.

LMB is not presently, and it is likely that for the foreseeable future the Company will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, management of the Company is unable to state when, if ever, the Company will meet the NASDAQ application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, the Company will never be able to meet the eligibility requirements of NASDAQ. As a result, it will be more difficult for holders of the Company’s shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company’s shares of common stock

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis or Plan of Operation,” “Business” and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as “believe,” “anticipate,” “expect,” “intend,” “estimate” and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development.  These and other factors may cause expectations to differ.

Item 4.

 Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

Analysis of Financing Scenarios	Table 1 100% of Offering Sold	Table 2 75% of Offering Sold	Table 3 50% of Offering Sold	Table 4 25% of Offering Sold

Gross Proceeds	$400,000	$300,000	$200,000	$100,000
Less: Expenses of Offering
Legal Fees	12,000	12,000	12,000	12,000
Accounting	7,000	7,000	7,000	7,000
Electronic Filing & Printing	4,000	4,000	4,000	4,000

Net Proceeds	377,000	273,000	177,000	77,000

Use of Net Proceeds
One year’s Working Capital	377,000	273,000	177,000	77,000
Legal	4,500	4,500	4,500	4,500
Accounting	7,000	7,000	7,000	7,000
Transfer Fees	1,200	1,200	1,200	1,200
Office Expenses	12,000	12,000	12,000	12,000
Purchase of mobile broadcasting advertising time blocks and sales & marketing	300,000	200,000	125,000	50,000
General Working Capital	52,300	48,300	27,300	2,300

Total Use of Net Proceeds	$377,000	$273,000	$177,000	$77,000

Table 1

Under Table 1, 100% or 8,000,000 of the shares being offered (maximum offering) will be sold for gross proceeds of $400,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for operating one or more mobile broadcasting advertising venues and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $52,300 and is allocated to general working capital.

The sum of $300,000 has been preliminarily designated for the direct purchase of advertising time and the sales and marketing program to advertising customers.  The sales and marketing program expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. One or more successful advertising customers or sales areas will require us to raise additional funds to cover the costs of securing the additional advertising time blocks and/or or sales venues.  Any financing costs to raise the additional funds as well as the general and administrative costs to administer the advertising program and/or sales venues will dilute the shareholders’ equity if the Company has to sell additional shares.  At this time, there are no plans to raise any additional funds in the near future and there are no assurances that we will be able to raise any additional funds, if needed.   If we require additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial sales and marketing program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the sales and marketing program, we should have adequate capital to operate one advertising sales venue.

Table 2

Under Table 2, 75% or 6,000,000 of the shares being offered will be sold for gross proceeds of $300,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for operating one or more mobile broadcasting advertising venues and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $48,300 and is allocated to general working capital.

The sum of $200,000 has been preliminarily designated for the direct purchase of advertising time and the sales and marketing program to advertising customers.  The sales and marketing program expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. One or more successful advertising customers or sales areas will require us to raise additional funds to cover the costs of securing the advertising blocks and/or sales venues.  Any financing costs to raise the additional funds as well as the general and administrative costs to administer the advertising program and/ or sales venue will dilute the shareholders’ equity if the Company has to sell additional shares.  At this time, there are no specific plans to raise any additional funds in the near future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial sales and marketing program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the sales and marketing program, we should have adequate capital to operate one advertising sales venue.

Table 3

Under Table 3, 50% or 4,000,000 of the shares being offered will be sold for gross proceeds of $200,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for operating one mobile broadcasting advertising venue and fund the costs of our operations over the next six months. The excess of proceeds above these costs is $27,300 and is allocated to general working capital.

The sum of $125,000 has been preliminarily designated for the direct purchase of advertising time and the sales and marketing program to advertising customers.  The sales and marketing program expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. One or more successful advertising customers or sales areas will require us to raise additional funds to cover the costs of securing the advertising blocks and/or sales venues.  Any financing costs to raise the additional funds as well as the general and administrative costs to administer the advertising program and/ or sales venue will dilute the shareholders’ equity if the Company has to sell additional shares.  At this time, there are no specific plans to raise any additional funds in the near future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial sales and marketing program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the sales and marketing program, we should have adequate capital to operate one advertising sales venue.

Table 4

Under Table 4, 25% or 2,000,000 of the shares being offered will be sold for gross proceeds of $100,000.  The offering should provide adequate capital to fund the costs of the offering, provide funds for operating one mobile broadcasting advertising venue and fund the costs of our operations over the next three to six months. The excess of proceeds above these costs is $2,300 and is allocated to general working capital.

The sum of $50,000 has been preliminarily designated for the direct purchase of advertising time and the sales and marketing program to advertising customers.  The sales and marketing program expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. One or more successful advertising customers or sales areas will require us to raise additional funds to cover the costs of securing the advertising blocks and/or sales venues.  Any financing costs to raise the additional funds as well as the general and administrative costs to administer the advertising program and/ or sales venue will dilute the shareholders’ equity if the Company has to sell additional shares.  At this time, there are no specific plans to raise any additional funds in the near future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial sales and marketing program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees.

Item 5.

 Determination of Offering Price

The offering price of this issue was set by taking into account the resultant number of shares in the “float” and our perceived market capitalization. The “float” is the number of shares available to be traded and our market capitalization is the theoretical total worth of the shares of LMB if they were all sold at a specific price at the same time. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs.

Item 6.

 Dilution

Prior to this offering there were 9,650,000 shares of common stock issued and outstanding.  No shares of preferred stock are issued and outstanding.  LMB is offering an additional 8,000,000 shares of common stock at $0.05 per share. The LMB offering of shares of common stock is being registered pursuant to this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

Shareholder Designation	Average price paid	Percentage of consideration (if 25% subscribed)	Percentage of consideration (if 50% subscribed)	Percentage of consideration (if 75% subscribed)	Percentage of consideration (if 100% subscribed)
Present shareholders		$.0086	$.0147	$.0192	$.0227
9,650,000	n/a	11,650,000	13,650,000	15,650,000	17,650,000
Investors in this offering		$0.05	$0.05	$0.05	$0.05
Net loss per share:	0.05	$0.0414	$0.0353	$0.0308	$0.0273

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering. The net tangible value after shares are subscribed for is net of the estimated offering expenses of $23,000.

	Before offering	After 25% of offering	After 50% of offering	After 75% of offering	After 100% of offering
Net tangible book value per share:	$0.00	$0.0066	$0.0130	$0.0177	$0.0214
Increase in net tangible book value for current investors:	NA	$77,000	$177,000	$277,000	$377,000
Dilution factor to investors (loss):	NA	82.8%	70.6%	61.6%	54.6%

Our net tangible book value as of April 30, 2008 was $623 (before shares are subscribed for in this offering).

If one half of this offering were subscribed to, the shareholders would lose $141,200 value (70.6%) of the $0.05 (five cents) the investors paid per share. If three quarters of this offering were subscribed to, the shareholders would lose $184,800 in value (61.6%) of the $0.05 (five cents) the investors paid per share. If all of the offering were completed, the investors would still lose $218,400 in value (54.6%) per share of the $0.05 (five cents) you invested.  “Dilution” means the difference between our public offering price of $0.05 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the offering.

“Dilution” means the difference between our public offering price of $0.05per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

Item 7.  Selling Security Holders

There are no Selling Security Holders in this Form S-1 Registration Statement filing.

Item 8.

  Plan of Distribution

General

We will attempt to sell a maximum of 8,000,000 shares of our common stock to the public on a “self underwritten” basis. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $400,000 if all the shares offered are sold. Neither we nor our officer or directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be able to readily dispose of any shares purchased in this offering.

Shares will be sold in reliance upon the safe harbor provisions of Rule 3a4-1 under the Exchange Act. One of our officers and directors, Mr. Daniel Anderson will conduct the offering. Although Mr. Daniel Anderson is an “associated person” as that term is defined in Rule 3a4-1 under the Exchange Act, they will not be deemed to be a broker or dealer in the sale of our securities. More particularly Mr. Daniel Anderson satisfies Rule 3a4-1 of the Exchange Act for the following reasons:

* Mr. Daniel Anderson is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.

* Mr. Daniel Anderson will not be compensated for his participation in the sale of our securities by the payment of commission or other payment based either directly or indirectly on transactions in securities.

* Mr. Daniel Anderson is not an associated person of a broker or dealers at the time of their participation in the sale of our securities.

* Mr. Daniel Anderson meets the conditions of paragraph (a)(4)(iii) of Rule 3a4-1 under the Exchange Act and accordingly they will restrict their participation to the following activities:

a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

c) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Daniel Anderson is fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should Mr. Daniel Anderson conduct this offering in any way that violates Rule 3a4-1, the transgressor and LMB could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

William Doran, Sr., Attorney at Law, our securities counsel, has opined with respect to our shares of common stock.

Mr. Daniel Anderson and our other director, Ms. Katherine Belden as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors without limitation. We have informed both Mr. Daniel Anderson and Ms. Katherine Belden that when, as and if they are purchasing the securities, they are required to comply with Regulation M under the Securities Exchange Act of 1934 (as described in more detail below):

They may not engage in any stabilization activity, except as permitted under the Securities Exchange Act of 1934;

They are required to furnish each broker-dealer (who may offer the shares of common stock to be resold by our shareholders) copies of this prospectus; and they may not bid for or purchase any of our securities or attempt to induce any person to purchase any such securities except as permitted under the Securities Exchange Act of 1934.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Mr. Gus Williams and Mr. Brian Jenkins, if they purchase securities, will make such purchases in reliance on an exemption pursuant to Regulation M, particularly that of purchases of securities from an issuer or selling security holder in connection with a distribution that is not affected on a securities exchange or through an inter-dealer quotation system or electronic communications network.

Mr. Daniel Anderson intends to deliver copies of the registration statement to close friends, relatives, former investors and business associates with a view to having them subscribe for shares of common stock of the offering. The registration statement will also be shown to other persons that either of our directors may believe to have an interest in investing in LMB.  Mr. Daniel Anderson will respond to inquiries of potential purchasers who have reviewed the registration statement and have questions regarding the offering. Responses to these inquiries will be limited to the contents of the registration statement. Investors will not be provided with any ancillary information. Mr. Daniel Anderson intends to contact all the investors who received a copy of the registration statement to see if the investor wishes to participate in the offering. The process will continue until we decide to close the offering or cease selling.

The offering will remain open for a period until June 30, 2009, which is approximately 12 months from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our discretion, to cease selling.

Dealer Prospectus Delivery Obligation

Until twelve months from the date of this offering of July 2, 2008, dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, prepared by the Commission, which:

 *contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

 *contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

 *contains a brief, clear, narrative description of a dealer market, including “bid” and “ask”  prices for penny stocks and the significance of the spread between the bid and ask price;

 *contains a toll-free telephone number for inquiries on disciplinary actions;

 *defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

 *contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

 *with bid and offer quotations for the penny stock;

 *the compensation of the broker-dealer and its salesperson in the transaction;

 *the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

 *monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LMB is bearing all costs relating to this registration of its shares of common stock.

No public market currently exists for our shares of common stock.  We intend to apply to have our shares quoted by the NASD on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a securities market but should not be confused with the NASDAQ market. OTCBB companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market. However there is no assurance that we can be quoted on the OTCBB and we cannot assure you that we will ever meet the requirements of the NASD to be quoted on the OTCBB.

Item 9.

  Description of Securities to be Registered.

General

Our authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. Investors are advised that the Company’s Board of Directors may issue shares of common stock and shares of preferred stock with voting powers, rights and preferences that differ from and ay be superior to those of holders the Company’s currently issued common stock and that current shareholders do not have preemptive rights

Common Stock

As at the date of this prospectus, 9,650,000 shares of common stock are issued and outstanding and held by 11 shareholders.

Holders of our shares of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our shares of common stock representing a majority of the voting power of our shares of common stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation and By-laws.

Holders of shares of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Articles of Incorporation of LMB authorizes the issuance of up to 10,000,000 shares of preferred stock. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series and to fix and determine the variations in the relative rights and preferences as issued.  No shares of preferred stock have been issued to date.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

            (i) we would not be able to pay our debts as they become due in the usual course of business; or

            (ii) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Item 10. Interests of Names Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares of common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect of more than $50,000, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Madsen & Co, CPA’s, Inc., Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legal opinion is issued by William Doran, Sr., Attorney at Law.

Item 11. Information with Respect to the Registrant

a.

Description of Business

Corporate Overview

LMB is a corporation formed under the laws of the State of Nevada on February 8, 2005, whose principal executive offices are located in Spokane, Washington. The Company has 250,000,000 authorized Shares of Common Stock with a par value of $0.001 and 10,000,000 authorized Shares of Preferred Stock with a par value of $0.001.  At the time of this registration statement, the Company has 9,650,000 shares of common stock issued and outstanding to the (i) initial officer and director; (ii) owners of the business model of the Company in exchange for the research, development, access, business plan for the Company’s mobile telephone broadcasting advertising sales program; and (iii) the initial investors.  The Company’s previous officer and director received 100,000 shares of common stock for officer and director’s services.  The share issuance was valued at the Company’s par value of $0.001 per share representing $100 in the Company’s books and records.

Mr. Daniel Anderson has received no cash and will receive 100,000 shares of the Company’s common stock when, as and if this registration statement becomes effective by the Securities and Exchange Commission so that the Company’s business plan can be implemented.  Ms. Katherine Belden has received no cash and will receive 100,000 shares of the Company’s common stock when, as and if this registration statement becomes effective by the Securities and Exchange Commission so that the Company’s business plan can be implemented.

No further consideration has been paid to either officer or director but it is the intention of the Company to develop a salary and incentive program once the Company becomes viable.

Business Overview

LMB is a development stage corporation that has formulated a comprehensive, strategic business plan to finance and implement a North American sales and marketing program for mobile telephone broadcasting advertising to cellular telephones, via text messages, within a localized designated area.  The Company’s strategic marketing plan is to purchase mobile telephone broadcasting advertising time blocks and re-sell that advertising time to retailers and other businesses and organization that wish to target customers within their immediate vicinity.  The Company intends to solicit advertising customers within a localized area and to sell distributorships for the same marketing plan under the tradename “Magic Marketer”.  LMB is interviewing various distributorship consultants to implement the distributorship program, once the business model is established and the test marketing results are calculated.

LMB’s “Magic Marketer” Product Territories

LMB owns the rights to market the mobile telephone broadcasting advertising time to anywhere in the world and in the United States of America under the tradename “Magic Marketer” when, as and if the United States Patent and Trademark Office (“USPTO”) approves the tradename.  In the event that the USPTO does not approve the tradename “Magic Marketer” then another tradename will be created and application made to the USPTO. This mobile telephone broadcasting advertising system of specific text messages to localized cellular telephones is conducive to advertisers and cellular telephone users anywhere in the world that receives a cellular telephone signal.

LMB’s United States Distributorship Model.

LMB intends to initially establish an operating business model of the “Magic Marketer” advertising sales system and then recruit distributors to implement the business model in other areas.  The Company will license these potential distributors for an initial distributorship fee and continuing royalty.  These targeted areas for potential distributors are to be initially close to large college and university campuses, shopping malls, sports venues, concerts, etc.

A Company’s key objective is to make the initial business model profitable, consistent in sales and service for the advertisers and providing advertising “real-time” on a timely basis.

The Company has the following primary objectives to enhance the success of Company’s sales for overall corporate development and profitability:

•

Develop the initial key markets such as areas with college campuses, shopping malls, sports and concert venues.

•

Focus on the successful implementation and development of the Company’s first operational business model.  The results of this business model will be used to solicit potential distributorships for the Company’s advertising product.

•

Utilize the Company’s management and out-sourced consultants comprised of professionals with vast experience in advertising sales and marketing.

•

Develop the worldwide territorial sales to increase the Company’s revenue throughout the potential worldwide marketplace through established distributors.

LMB’s management believes that the North American economy is strengthening, consumer confidence rebounding and demand for direct marketing advertisements is on the rise.  We anticipate compelling growth and market demand for our “Magic Marketer” and the LMB business model over the next several years and well into the next decade.  Our intention is to take advantage of this business model in the North American marketplace and to become innovators in the setting of new standards for the emerging advertising of the “Magic Marketer”.

Compliance with Government Regulation

LMB is aware of the governmental regulations pertaining to the specifications and registration with the Federal Communications Commission and other federal and state agencies with respect to the sale of the mobile telephone broadcasting advertising time for use by advertisers to local cellular telephone users.

Competitive Conditions

Competition to a large degree depends on quality, design, availability, sales and marketing and distribution methods. We recognize how intense the competition can be in vying for advertisers business.  As such, we will endeavor to monitor the workings of our identified competitors both directly and indirectly.  Additionally, we recognize that LMB  is subject to competition by many well-financed and established advertising and mobile broadcasting companies, with national and international reputations and well-established distribution channels.

Significant Employees

In the initial phases of implementing the LMB business plan, there are no significant employees now or anticipated in the near future.  The Company’s officers and directors are responsible for all of the Company’s day to day operations and business planning.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent.  We have submitted our proposed tradename (trademark) application for the “Magic Marketer” to the United States Patent and Trademark Office, assigned serial number 77509425, June 26, 2008.

b.

Description of Property

LMB does not currently own or lease any properties.

LMB currently shares its executive offices with one of our proposed associates, who provides us with a mailing address, office space for the storage and maintenance of corporate records.  Until this offering is completed and the 8,000,000 shares of common stock are sold, the Company does not pay for these services.  Once the Company has raised a minimum of $200,000 by way of the sale of 50% of the shares of common stock offered, the Company will then pay $500 per month for these executive office services.

c.

Legal Proceedings

We are not aware of any legal proceedings that have been or are currently being undertaken for or against LMB, nor are we aware of any contemplated legal proceedings for or against LMB.

d.

Where common equity securities are being offered, the market price of and dividends on the Registrant’s common equity and related stockholder matters.

There is no public market for our shares of common stock.

The Company’s equity securities are being offered in the United States of America, at the market price of $0.05 per share.  The Company is a development stage company, without income or dividends.  There is presently no public market for our common stock. We anticipate applying to the NASD for the quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we have 11 registered shareholders.

Rule 144 Shares

A total of 9,650,000 shares of our common stock will be available for resale to the public after the following dates:

100,000		Upon trading
2,000,000 x 1%	=	20,000 on August 1, 2008
1,010,000 x 1%	=	10,100 on August 20, 2008
750,000 x 1%	=	7,500 on August 25, 2008
900,000 x 1%	=	9,000 on August 27, 2008
900,000 x 1%	=	9,000 on August 27, 2008
750,000 x 1%	=	7,500 on September 24, 2008
1,000,000 x 1%	=	10,000 on September 24, 2008
750,000 x 1%	=	7,500 on September 24, 2008
750,000 x 1%	=	7,500 on September 24, 2008
740,000 x 1%	=	7,400 on September 24, 2008

in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. We are using the 1% rule as there is no way to determine the trading volume as a calculation. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company's common stock then  outstanding which, in our case, will equal approximately 105,500 shares of common stock as of the date of this prospectus (1% of the 10,550,000 shares common stock assuming the offer is 100% sold); or

2.  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Under Rule 144, a person who is not one of our company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 7,830,000 shares that may be sold pursuant to Rule 144 after the Company has its Form S-1 Registration Statement and the 9,650,000 shares that may be sold pursuant to Rule 144 pursuant to the above dates.   These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144 until at least three months after resigning as an officer and director, where applicable, and then only if they retained less than 4.9% of the aggregate amount of common shares then outstanding.

Registration Rights

Not applicable

Dividends

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

e.

Financial Statements

AUDITED FINANCIAL STATEMENTS

TO APRIL 30, 2008

MADSEN & ASSOCIATES, CPA’s INC.	684 East Vine St. #3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors

LMB Technologies, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of LMB Technologies Inc. (development stage company) at April 30, 2008 and December 31, 2007 and the related statements of operations, stockholders' equity, and cash flows for the four months ended April 30, 2008 and the years ended December 31, 2007 and 2006 and the period February 8, 2005 (date of inception) to April 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness for the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LMB Technologies Inc.  at April 30, 2008 and December 31, 2007 and the related statements of operations, and cash flows for the four months ended April 30, 2008 and the years ended December 31, 2007 and 2006 and the period February 8, 2005 to April 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service any debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah

May 28, 2008                                                     /s/ Madsen & Associates, CPA’s Inc.

LMB TECHNOLOGIES, INC.

(Development Stage Company)

BALANCE SHEETS

April 30, 2008 and December 31, 2007

	Apr 30,	Dec 31,
ASSETS
CURRENT ASSETS

Cash	$623	$-

Total Current Assets	$623	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts payable	$-	$-

Total Current Liabilities	-	-
STOCKHOLDERS' EQUITY

Preferred stock
10,000,000 shares authorized at $.001;
none outstanding	-	-
Common stock
250,000,000 shares authorized at $.001 par value;
9,650,000 shares issued and outstanding April 30	9,650	100
Capital in excess of par value	86,850	900
Accumulated deficit during development stage	(95,877)	(1,000)

Total Stockholders' Equity	$623	$-

The accompanying notes are an integral part of these financial statements

LMB TECHNOLOGIES, INC.

(Development Stage Company)

STATEMENT OF OPERATIONS

For the Four Months Ended April 30, 2008 and the Years Ended

December 31, 2007 and 2006 and the Period

(date of inception) to April 30, 2008

	Apr 31,	Dec 31,	Inception to
	2008	2007 & 2006	Apr 30, 2008

REVENUES	$-	$-	$-

EXPENSES

Administrative	94,877	-	95,877

NET LOSS	$(94,877)	$-	$(95,877)

NET LOSS PER COMMON SHARE

Basic and diluted	$(.01)	$-

AVERAGE OUTSTANDING SHARES

Basic (stated in 1000's)	9,650	1,000

The accompanying notes are an integral part of these financial statements

LMB TECHNOLOGIES, INC.

Development Stage Company

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Period February 8, 2005 (date of inception) to April 30, 2008

	Common Stock		Capital Excess	Accumulated
	Shares	Amount	of Par Value	Deficit

Balance February 8, 2005 (date of inception)	$-	$-	$-

Issuance of common stock for services
at $.01	100,000	100	900	-

Net operating loss for the period ended
December 31, 2005	-	-	-	(1,000)

Net operating loss for the years ended
December 31, 2006 and 2007	-	-	-	-

Balance December 31, 2007	100,000	100	900	(1,000)

Issuance of common stock for services
at $.01	2,000,000	2,000	18,000	-

Issuance of common stock for cash
at $.01	7,550,000	7,550	67,950	-

Net operating loss for the four months
ended April 30, 2008	-	-	-	(94,877)

Balance April 30, 2008	9,650,000	$9,650	$86,850	$(95,877)

The accompanying notes are an integral part of these financial statements

LMB TECHNOLOGIES, INC.

(Development Stage Company)

STATEMENT OF CASH FLOWS

For the Four Months Ended April 30, 2008 and the Years Ended December 31, 2007

and 2006 and the Period February 8, 2005 (date of inception) to April 30, 2008

	Apr 30,	Dec 31,	Inception to
	2008	2007 & 2006	Apr 30, 2008

CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$(94,877)	$-	$(95,877)
Adjustments to reconcile net loss to
net cash provided by operating
activities

Issuance of common stock for expenses	20,000	-	21,000

Net Cash Flows Used in Operations	(74,877)	-	(74,877)

CASH FLOWS FROM INVESTING
ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING
ACTIVITIES

Proceeds from issuance of common	75,500	-	75,500

Net Change in Cash	-	623	623
Cash at Beginning of Period	-	-	-

Cash at End of Period	$623	$-	$623

The accompanying notes are an integral part of these financial statements.

LMB TECHNOLOGIES, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

April 30, 2008

1.

ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on February 8, 2005, and later amended, to authorize common stock of 250,000,000 shares with a par value of $.001 and preferred stock of 10,000,000 shares with a par value of $.001. The terms of the preferred shares have not been determined.

The Company was organized for the purpose of establishing a market for an advertising application of Blue Tooth Technology designed to advertise over cell phone messaging systems within the range of primary advertisers, such as shopping malls and sporting events.

The Company has a year end reporting of December 31, and has no operations and is a development stage company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On April 30, 2008, the Company had a net operating loss available for carryforward of $ 95,877. The income tax benefit of approximately $ 29,000 from the carryforward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not started any operations. The net operating loss will begin expiring in 2026.

Revenue Recognition

Revenue will be recognized upon the completion of a sale and shipment of the product.

LMB TECHNOLOGIES, INC.

(Development Stage Company )

NOTES TO FINANCIAL STATEMENTS (Continued)

April 30, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising and Market Development

The company will expense advertising and market development costs as incurred.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 100,000 common shares of the outstanding common stock of the Company.

LMB TECHNOLOGIES, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

April 30, 2008

4. CAPITAL STOCK

During the year ended December 2005 and 2008 the Company issued 7,550,000 private placement common shares for cash of $ 75,500 and 2,100,000 private placement shares for services.

5. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and to service any debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

f.

 Selected Financial Data

There is no other Selected Financial Data.

g.

Supplementary Financial Information

There is no other Supplemental Financial Information

h.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued development of the business.

Implementation of Business Plan:  Milestones

LMB’s current business plan involves finalizing development of its business concepts and services and then selling them to targeted markets. LMB intends to grow initially by the sale of the mobile telephone broadcasting advising units for localized text messages under the tradename “Magic Marketer”.  At this time, there are no specific dates by which the Company intends to accomplish these milestones.  If LMB is able to secure funds, it anticipates completing Milestone 1 within sixty days ("Month 2") of the receipt of the funds.

LMB plans to implement its business plan by meeting the following milestones.  See the Use of Proceeds on Page 24 for projected financial information:

Milestone 1: Establish a corporate presence. LMB has formed a corporation, raised $75,500, prepared its business plan and hired a bookkeeping service, an auditor, lawyer and EDGAR filer to assist in drafting and filing its Form S-1 and business consultants in the formulation of its business plan. The cost of reaching the filed Form S-1 stage is estimated to be $75,500. Milestone 1 is expected to be completed within two months of effective date of this filing and the funding of at least 25% of the offering proceeds of $100,000 (Month 2).

Milestone 2: Establish an operational advertising office for test marketing in the Spokane, Washington metropolitan area.  Spokane, Washington is a known marketing test area for national companies. LMB will need an operational office from which to conduct its business. This office will include equipment such as computers, facsimile machines and telephones, and other office supplies.  Milestone 2 includes the preparation of presentation materials for the “Magic Marketers” advertising customers, development of website materials and the commencement of sales and marketing.  The expense of office rental and related equipment is estimated to be $12,000 per year, after initial start up costs estimated to be $15,000. Once Milestone 1 is completed, the Company intends to launch Milestone 2, based on availability of funds, within three months ("Month 3").

Milestone 3: Implement the business model program on targeted markets that are located in shopping malls, sports arenas, and any other locations that have product sales in high consumer volume areas. Concurrently, LMB will further develop its systems and mobile telephone broadcasting advertising promotion.  Milestone 3 is designed to be completed within four months (“Month 4”) following the raising of operating capital.

Milestone 4:  Complete the implementation of distributorship marketing program and expand the promotion for initial business model location. In the event that the maximum proceeds are raised, then the Company will open a satellite store in the Seattle, Washington area. The technology friendly Pacific Northwest is the ideal location for our first targeted market. With Seattle proven successful then we can focus our efforts into expanding to the other proposed locations such as Las Vegas and Portland, San Francisco and Los Angeles.  LMB expects Milestone 4 to be completed within with first six months (“Month 6”) following the raising of operating capital.

Milestone 5: Achieve positive cash flow. It is difficult to quantify how long it will take to convert a new business into actual bottom line profit. LMB will not begin receiving income until it sells its “Magic Marketer” mobile telephone broadcasting advertising program in select locations.  It may take several months when, as and if the distributorships can start to come on line in enhance Company revenues.  The Company intends to launch Milestone 5, based on availability of funds, within eight months following the raising of operation capital ("Month 8").

We anticipate that additional funding will be in the form of equity financing from the sale of our shares of common stock. However, we cannot provide investors with any assurance that we will be able to realize sufficient funding from the sale of our shares of common stock to fund additional operations. We believe that debt financing will be an alternative for funding additional ventures.  We do not have any arrangements in place for any future equity or debt financing.

Currently, Mr. Daniel Anderson devotes approximately four hours per week and Ms. Katherine Belden devotes approximately two hours a week on our business. Both of our officers and directors have indicated that they will expand the time spent on our business if and when the demand presents itself.

Results of Operations

We have had no operating revenues since our inception on February 8, 2005 through to December 31, 2007 (year-end) and to April 30, 2008. Our activities have been financed from the proceeds of share subscriptions. From our inception to April 30, 2008, we have raised a total of $75,500 from private offerings of our securities.

For the period from inception to December 31, 2007 we incurred operating costs of $nil.  For the period from inception to April 30, 2008, we incurred operating costs of $95,877. These operating costs included administration expenses and services in developing the business concept of the Company.

Liquidity and Capital resources

At December 31, 2007, we had cash on hand of $nil.  At April 30, 2008, we had cash on hand of $623.  The corporation did not have any liabilities as of December 31, 2007 and April 30, 2008 and as of this date.

We have funded our business to date from sales of our shares of common stock.  The gross proceeds from the sale of our shares of common stock during the period from inception on February 8, 2005 through to December 31, 2007 totaled $nil.  The total gross proceeds from the sale of our shares of common stock during January 1, 2008 to March 31, 2008 and to April 30, 2008 were $75,500.  The cash or cash equivalent used in operating activities to December 31, 2007 was $nil, resulting in the net loss of $nil during the period of inception to December 31, 2007.  The cash or cash equivalent used in operating activities from January 1, 2008 April 30, 2008 was $94,877, resulting in the net loss of $94,877 during the period from January 1, 2008 to April 30, 2008. The Company further recorded by $-0- in current liabilities.

There are no assurances that we will be able to achieve further sales of our shares of common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our development of the business concept and our venture will fail.

The Company will require approximately $100,000 to complete Milestones 1 through 3 of its business plan. A minimum of $200,000 is required to complete Milestones 4 and 5 in order for the Company to search out and implement its business model of advertising sales. Should the Company not be able to raise these funds or obtain sufficient financing to complete a minimum of Milestones 1 and 2 of its business plan, its business plan will in all likelihood fail.

In the next 12 months, we have no commitments for further expenditures, other than a commitment to pay $500 per month for office services and business support in the event that this Form S-1 Registration Statement becomes effective.

i.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are no change in and disagreements with accountants on accounting and financial disclosure.

j.

Quantitative and Qualitative Disclosure about Market Risk.

See Risks Related to the Offering, Page 19.

k.

Directors and Executive Officers.

Name of Director	Age	Office Held

Daniel Anderson	26	President, Chief Executive Officer, Director

Katherine Belden	30	Secretary/Treasurer, Chief Financial Officer and Director

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

Mr. Daniel R. Anderson, Age 26, President, Chief Executive Officer and Director:

AREAS OF EXPERTISE

▪

Strategic Negotiations

▪

Cultural Awareness/Sensitivity

▪

Non Violent Crisis Intervention

▪

Fundamentals of Non Violent Restraints

▪

De-escalation Techniques

▪

Suicide Intervention

EDUCATION

Okanagan University College Summerland, BC 2002

EMPLOYMENT

Outreach Worker…. 2006 – Present

VP (Human Resources) Symphonic Performances… 2005 – 2006

Personal Development Coach..2004-2005

Foreign Negotiation Consultant

Valleta Solutions 2006– 2007

REFERENCES

Carmello Zumbo

President

Valleta Solutions

(604) 306-9739

Carmello@valletasolutions.com

Ben Mumford

CEO

Trade Wind Energy Corp

(604) 376-2208

ben@pacificedgepublishing.com

PROFILE

Targeted Development coach with more than ten years experience. My passion and raison D’etre is working with troubled youth. I have in depth experience with fetal alcohol syndrome, physical abuse, addictions, schizophrenia and many other illness and mental deficiencies. My experience in these fields has allowed me to engage in critical management roles. Dealing with cultural and social diversity in the workplace and liaising with company principles in sensitive interracial negotiations.  These diverse roles has allowed me to hone my skills and given me the ability to quickly access potential volatile situations.  A priceless advantage in today competitive corporate environment.

SELECTED ACHIEVEMENTS

Working in a highly critical environment with troubled youth. Being part of a team in a drop in center, having to make potential life saving on the spot decisions.

Result: Gained critical decision making skills, raised ability to profile person and situation.

Designed policy and structure for Symphonic Performances. A highly diversified telecommunication company with a very unique working environment.

Result: Successfully managed critical roles and gained respect for decision making and leadership skills.

Instrumental in consulting company principles in negotiations with foreign interests. Researched and implemented guidelines and proper etiquette and aided in structure of approach to benefit our interest.

Result: Achieved goals that company was aiming for while keeping amicable relations with foreign counterparts and partners.

Ms. Katherine Belden, Age 30 – Secretary/Treasurer, Chief Financial Officer and Director

Professional Experience

WaMu, Seattle, WA

Marketing Specialist, Grand Opening Event Program Manger, April 2007-present

Successfully managed the grand opening process for more than 80 new retail stores across the country each year. Created innovative new tools for local store teams, streamlined processes, managed vendor and agency relationships and collaborated with cross-functional teams to provide direct mail, demographic information and community involvement. Responsibilities included: providing field marketing support; leverage demographic and site information to customize program strategies and tactics, coaching and supporting field teams to ensure effective event execution; handling questions, special requests and feedback from field personnel; and sharing event strategies and results to leadership.

Senior Administrative Assistant, April 2006-March 2007

Support the FVP of Traditional Channels Home Loans Marketing as well as providing key support to other Home Loans Marketing executives and managers. Responsibilities include managing calendars, coordinating meetings, managing expense reports and team building activities. In addition to administrative tasks, kicked off several work order briefs including flier updates, banners and program audits. Have contributed to Mortgage Broker Rewards and WaMu Mortgage Plus in a program management capacity.

Coca-Cola Enterprises Inc., Bellevue, WA

Senior Administrative Assistant, April 2004-December 2005

Led Washington Market Unit promotions, product launches and sales events. Supported the Washington Market Unit Vice President and Key Account Team. Collaborated with cross-functional teams to effectively execute marketing and sales objectives. Significant skills include: Developing written communications using a variety of vehicles to manage sales and incentives and direct program execution to bottlers. Created engaging brand packaging for promotions and brand awareness. Managed cross-promotional events with key accounts and local sales managers. Implemented national marketing initiatives by developing compelling incentive programs for new and sustaining brands. Partnered with creative agency to produce marketing materials including POS, coupons and sell-in materials. Managed budgets, deadlines and vendor relationships, and overseeing successful project implementation. Coordinated successful events with bottlers and third parties that underscore marketing initiatives.

Merrill Lynch Retirement Group, Seattle, WA

Senior Administrative Assistant, July 2001-April 2004

Provided support and expertise for reporting and communications efforts for a major financial institution. Responsibilities included preparing financial reports, new business proposals, mailings, and meetings. Major accomplishments included the conception, design, and implementation of an Access database for inventory control and tracking of off-sited files. Chaired the 2003 Events Committee and was responsible for planning all aspects of events for more than 200 employees.

Force 10 Productions, Seattle, WA

Programs Coordinator for the America’s Cup campaign (April 2000-June 2001)

Assistant to the Directors, Seattle Superyacht Show (1999 & 2000 shows)

Assisted the Event Director and Program Director for start-up marine events production and marketing firm. Gained hands-on experience in development of online presence and branding, coordination of event management and staff, and the daily office operations. Served as coordinator for public appearances, special events and charity work. Designed presentations, proposals, and correspondence related materials. Acted as liaison to V.I.P. clients, organizing event staff, and visual presentation.

Alaskan Song, Sitka, AK

Deckhand, May 1996- July 1996

The Alaskan Song is a 92’ motor-yacht hosting weeklong tours between Juneau and Sitka, Alaska. Duties included strong customer service skills with guests, maintenance of the yacht, giving guided tours of local area, and securing the vessel for overnight anchorage.

Education

University of Washington, Seattle, WA

Concentration in Marine Zoology 1999-2001

North Seattle Community College, Seattle, WA

Associate Science, December 1998.

Technical Skills

High computer aptitude, specifically in PhotoShop, PageMaker, Power Point, Word, Access, Excel, and Market Vision

Familiar with Publisher, HTML and QuickBooks

Activities & Interests

Racing high-performance sailboats, 1998-present

Artist, focusing on charcoal and pencil media

References available upon request.

Term of Office – 1 year commencing on June 9, 2008 and ending June 30, 2009.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Management’s Potential Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities. .

l.

Executive Compensation

Equity Compensation Plan Information

At the present time, there is no Executive Equity Compensation plan

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception on February 8, 2007 until December 31, 2007 and February 29, 2007.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP payouts ($)	All Other Compen- sation ($)
Daniel Anderson, President & Director (1)	2008	$ Nil	Nil	Nil		Nil	Nil
Katherine Belden, Secretary/Treasurer & Director (2)	2008	Nil	Nil	Nil	-0-	Nil	Nil

(1)Appointed President & Director on June 10, 2008

(2)Appointed Secretary & Director on June 10, 2008

We currently do not pay any additional compensation to our officers and directors, but the Company intends to pay the officers and directors once the business is deemed profitable.

Stock Option Grants

We have not granted any stock options to any parties, inclusive of the executive officers, since incorporation on February 8, 2005.

Employment Agreements

We do not have an employment or consultant agreement with either Mr. Daniel Anderson, our President, or Ms. Katherine Belden, our Secretary/Treasurer, nor any other persons related to or employed by the LMB. We do not pay any salary to either officer/director until the Company receives revenues and has the potential of a viable operation.

m.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to beneficially own more than 5% of our outstanding common stock as of March 31, 2008 and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of beneficial owner	Amount Percentage of Beneficial Owner
Foreign Investors c/o Colonial Investors Services – First Floor International House Bell Lane, Gibraltar

Common Stock (Related Party)	LMB Research & Development	2,000,000 shares (20.725%)

Common Stock	Morey Asset Management Group	1,010,000 shares (10.47%)
(Investors)
	Goldberg Equity Holders Group	750,000 shares (7.77%)

	Morgan Invest. Group IV	900,000 shares (9.33%)

	Morgan Invest. Group V	900,000 shares (9.33%)

	Weinstein Asset Mgt. Co.	750,000 shares (7.77%)

	Bar the Door Pub Prod. Co.	1,000,000 shares (10.36%)

	Isle Products & Mgt,	750,000 shares (7.77%)

	Bon Air Investment Group	750,000 shares (7.77%)

	Nikkos Shipping Company	740,000 shares (7.67%)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof. The percent of class is based on 9,650,000 shares of common stock issued and outstanding as of the date of this prospectus.

n.

Transactions with Related Persons, Promoters and Certain Control Persons.

There are no promoters of the Company and the Control Persons are so noted in Item 11-m.

Mr. Daniel R. Anderson and Ms. Katherine Belden are our officers and directors.  Mr. Daniel R. Anderson is President, Chief Executive Officer and Director of the Company. Ms. Katherine Belden is Secretary/Treasurer, Chief Financial Officer and Director of the Company.

Mr. Daniel R. Anderson and Ms. Katherine Belden have an agreement to be issued 100,000 shares of common stock when, as and if this registration statement becomes effective and the Company’s business can commence. The Company will also pay these two officers and directors once the business becomes viable.

Item 11-A. Material Changes.

There are no material changes in the Company.

Item 12. Incorporation of Certain Information by Reference.

The Company has never filed any reports with the Securities and Exchange Commission.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. The Company electronically files with the Securities and Exchange Commission (SEC) this prospectus and registration statement. The SEC maintains an internet site (http://www.sec.gov) that contains reports and other information regarding issuers that do file electronically. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's internet site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other SEC and state filing requirements.

Dealer Prospectus Delivery Obligation

Until 12 months from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws.  The Nevada Statutes permits a Nevada corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. Our Articles of Incorporation provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Nevada Statutes. The indemnification provided by the Nevada Statutes and our Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:
Securities and Exchange Commission registration fee	$15.72
Accounting fees and expenses	7,000.00
Legal fees and expenses	11,984.28
EDGAR filing fees, printing	4,000.00
Total	$23,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the purchasing shareholders. The purchasing shareholders, however, will pay any other expenses incurred in buying or selling their common stock, including any brokerage commissions or costs of purchase or sale.

Item 14.   Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the laws of the State of Nevada and our bylaws. Director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit; and

4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.  such indemnification is expressly required to be made by law;

2.  the proceeding was authorized by our Board of Directors;

3.  such indemnification is provided by us, in our discretion, pursuant to the powers vested us under Nevada law; or

4.  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination  is made  demonstrate clearly and convincingly that such  person acted  in bad faith or in a manner that such person did  not believe to be in or not opposed to our best interests.

Item 15.  Recent Sales Of Unregistered Securities.

1.

February 15, 2005 – 100,000 shares of common stock issued in exchange for officer and director services for the Company’s Interim President and Director, Mr. Benjamin Mumford.  These shares of common stock were valued at the Issuer’s par value of $0.001.

2.

February 1, 2008 - 2,000,000 shares of common stock were issued to LMB Research & Development for their business model. These 2,000,000 shares of common stock were valued at the Company’s par value of $0.001 and reflected as $2,000 on the Issuer’s financial statements.

3.

February 20, 2008 – 1,010,000 shares of common stock were issued to Morey Asset Management Group in exchange for $10,100 in working capital.  These shares of common stock were purchased for $0.01 (1 cent) per share.

4.

February 25, 2008 – 750,000 shares of common stock were issued to Goldberg Equity Holders Group in exchange for $7,500 in working capital.  These shares of common stock were purchased for $0.01 (1 cent) per share.

5.

February 27, 2008 – 900,000 shares of common stock were issued to Morgan Investment Group #IV in exchange for $9,000 in working capital.  These shares of common stock were purchased for $0.01 (one cent) per share.

6.

February 27, 2008 – 900,000 shares of common stock were issued to Morgan Investment Group #V in exchange for $9,000 in working capital.  These shares of common stock were purchased for $0.01 (one cent) per share.

7.

March 24, 2008 – 750,000 shares of common stock were issued to Weinstein Asset Management Co. in exchange for $7,500 in working capital.  These shares of common stock were purchased for $0.01 (one cent) per share.

8.

March 24, 2008 – 1,000,000 shares of common stock were issued to Bar The Door Pub Products Co. in exchange for $10,000 in working capital.  These shares of common stock were purchased for $0.01 (one cent) per share.

9.

March 24, 2008 - 750,000 shares of common stock were issued to Isle Products and Management in exchange for $7,500 in working capital.  These shares of common stock were purchased for $0.01 (one cent) per share.

10.

March 24, 2008 - 750,000 shares of common stock were issued to Bon Air Investment Group in exchange for $7,500 in working capital.  These shares of common stock were purchased for $0.01 (one cent) per share.

11.

March 24, 2008 - 740,000 shares of common stock were issued to Nikkos Shipping Co. in exchange for $7,400 in working capital.  These shares of common stock were purchased for $0.01 (one cent) per share.

All purchasers represented their intention to acquire the securities for investment only and not with a view toward distribution.

Appropriate legends will be affixed to the stock certificates issued, where applicable.  All investors were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act because the transactions by the issuer did not involve a public offering, the recipients had sufficient knowledge and experience in financial and business matters and were able to evaluate the merits and risks of an investment in the issuer, they had access to the type of information normally provided in a prospectus and the transaction was non-recurring and privately negotiated.

Item 16.  Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Legal Counsel, William Doran, Sr., Attorney at Law
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Phoenix, Arizona on July 2, 2008

LMB Technologies, Inc.

By:  /S/  Daniel Anderson

        President,

        Chief Executive Officer,

        Director

By: /S/  Katherine Belden

        Secretary/Treasurer,

        Chief Financial Officer,

        Secretary and Treasurer